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                                                                     EXHIBIT 3.1

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 06:52 PM 05/29/2003
                                                     FILED 06:52 PM 05/29/2003
                                                   SRV 030354313 - 2683421 FILE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            ARBINET-THEXCHANGE, INC.

          The undersigned, having filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 14, 1996 (under the previous name of SmartGroup Holdings, Inc.) does hereby amend and restate its Certificate of Incorporation in its entirety and certify as follows:

          FIRST: The name of the corporation is Arbinet-thexchange, Inc. (hereinafter the "Corporation").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at that address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

          FOURTH:

          (A) Classes of Stock. The Coiporation is authorized to issue two (2) classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of capital stock which the Corporation is authorized to issue is eight hundred seventy-eight million (878,000,000), of which five hundred eighteen million (518,000,000) shall be Common Stock (the "Common Stock") and three hundred sixty million (360,000,000) shall be Preferred Stock (the "Preferred Stock")- All Common Stock and Preferred Stock shall have a par value of $0.001 per share. The Preferred Stock shall initially consist of nine (9) series: Series A-l Preferred Stock (the "Series A-l Stock"); Series B Cumulative Redeemable Senior Preferred Stock (the "Series B Stock"); Series B-l Cumulative Redeemable Senior Preferred Stock (the "Series B-l Stock"); Series C Cumulative Convertible Senior Preferred Stock (the "Series C Stock"); Series C-l Cumulative Convertible Senior Preferred Stock (the "Series C-l Stock"); Series D Convertible Preferred Stock (the "Series D Stock"); Series D-1 Convertible Preferred Stock (the "Series D-l Stock"); Series E Convertible Preferred Stock (the "Series E Stock"); and Series E-l Convertible Preferred Stock (the "Series E-l Stock" and, together with the Scries A-l Stock, Series C Stock, Series C-l Stock, Series D Stock, Series D-l Stock and Series E Stock, the "Convertible Preferred Stock") and shall have the rights, preferences, privileges and restrictions set forth herein. The (i)

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Series A-l Stock shall consist of fifteen million (15,000,000) shares, (ii)
Series B Stock shall consist of thirty-eight million (38,000,000) shares, (iii) Series B-l Stock shall consist of eight million (8,000,000) shares, (iv) Series C Stock shall consist of thirty-eight million (38,000,000) shares, (v) Series C-l Stock shall consist of eight million (8,000,000) shares, (vi) Series D Stock shall consist of eight million (8,000,000) shares, (vii) Series D-1 Stock shall consist of fifty-eight million (58,000,000) shares; (viii) Series E Stock shall consist of one hundred twenty-four million (124,000,000) shares and (ix) Series E-l Stock shall consist of forty-three million (43,000,000) shares. The number of authorized shares of any class or classes or series of the Corporation's capital stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Corporation's stock entitled to vote irrespective of Section 242 of the GCL, subject to any special voting rights expressly granted to any class or series of capital stock pursuant to this Certificate of Incorporation. The Series A-l Stock, Series B Stock, Series B-l Stock, Series C Stock, Series C-l Stock, Series D Stock, Series D-l Stock, Series E Stock and Series E-l Stock are sometimes collectively referred to herein as the "Preferred Stock." For purposes hereof, the term "Senior Preferred Stock" shall mean the Series B Stock, Series B-l Stock, Series C Stock, Series C-l Stock, Series E Stock and Series E-l Stock and, solely for purposes of Sections 1, 2, 4 and 5, the Series D Stock and Series D-l Stock.

          (B) Blank-Check Preferred Stock. Authority is hereby expressly granted to the Board of Directors of the Corporation(the "Board of Directors") from time to time to issue the Preferred Stock, in one or more series, and in connection with the creation of any such series by resolution or resolutions providing for the issue of the shares thereof: to determine and fix such voting powers, full or limited, or no voting powers and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the GCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation.

          (C) Rights, Preferences, Privileges and Restrictions of Preferred Stock. The Series B Stock, Series B-l Stock, Series C Stock, Series C-l Stock, Series D Stock, Series D-l Stock, Series E Stock and Series E-l Stock shall, with respect to rights upon liquidation, winding up or dissolution, rank as set forth below with respect to each other and shall rank senior and prior in right to (i) all shares of Common Stock, (ii) all shares of Series A-l Stock and (iii) any other Junior Securities (as defined below) of the Corporation that do not by their terms rank senior to or pari passu with the Series B Stock, Series B-l Stock, Series C Stock, Series C-l Stock, Series D Stock, Series D-l Stock, Series E Stock and/or Series E-l Stock, as applicable. The rights, preferences, and privileges of the Series A-l Stock, Series B Stock, Series B-l Stock, Series C Stock, Series C-l Stock, Series D Stock, Series D-l Stock, Series E Stock and Series E-l Stock are as follows:

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          1.   Dividend Provisions.

               (a) The holders of shares of Preferred Stock shall be entitled to receive. prior and in preference to the declaration or payment of any dividend or distribution of assets on liquidation to the holders of Common Stock or any other shares or securities of the Corporation ranking junior to the Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation ("Junior Securities"), and the holders of shares of Senior Preferred Stock shall be entitled to receive, prior and in preference to the declaration or payment of any dividend or distribution of assets on liquidation to holders of the Series A-l Stock, dividends, which (x) in the case of Senior Preferred Stock, shall accrue cumulatively and (y) in the case of Series A-l Stock, shall be non-cumulative, on each share of such Preferred Stock at the rate and in the manner prescribed in this subsection l(a) from and including the date of issuance of such share of Preferred Stock to, but excluding, the date on which any conversion or redemption of such share of Preferred Stock shall have been effected, and payable when, as and if any dividend or distribution is declared by the Board of Directors on any share of any class of stock. The date on which the Corporation initially issues a share of Preferred Stock (which shall be denoted on all certificates evidencing such Preferred Stock) will be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Preferred Stock is made, or the number of certificates which may be issued to evidence a share of Preferred Stock.

                    (i) Except as provided in the last two sentences of this subsection l(a)(i), dividends shall accrue on each share of Preferred Stock (and, in the case of the Senior Preferred Stock, on any accrued and unpaid dividends thereon) at a rate per annum (computed on the basis of a 360-day year of twelve 30-day months), compounded annually, of 8% of the Original Preferred Stock Issue Price (as defined in subsection 2(e) below); provided, however, that notwithstanding any provision herein to the contrary, dividends on the Series E Stock and Series E-l Stock shall accrue and be paid at a rate no less than the highest dividend rate paid to holders of any other series of Preferred Stock. Such dividends on outstanding shares of Preferred Stock shall be payable when, as and if any dividend is declared and paid by the Corporation on any share of any class of stock. In the event of any liquidation, dissolution or winding up of the Corporation or the redemption of a share of Preferred Stock or the bankruptcy of the Corporation, the cash value of all accrued and unpaid dividends on a share of Preferred Stock shall be added to the liquidation preference of such share on the payment date under Section 2 below, or on the date of redemption of such share or upon the bankruptcy of the Corporation, as the case may be, accrued (x) in the case of the Senior Preferred Stock, cumulatively and (y) in the case of the Series A-l Stock, on a non-cumulative basis, to, but excluding, such payment date or redemption date or bankruptcy on a daily basis. Notwithstanding anything herein to the contrary, for purposes of calculating the accrued cumulative dividends on shares of Series B-l Stock, Series C-l Stock and Series D-l Stock, all such dividends that shall have accrued with respect to shares of Series B Stock, Series C Stock and Series D Stock exchanged for shares of Series B-l Stock, Series C-l Stock and Series D-l Stock shall be deemed to be the accrued dividends of such shares of Series B-l Stock, Series C-l Stock and Series D-l Stock. All such dividends will be due and payable to the holders of such Series B-l Stock, Series C-l Stock and Series D-l Stock in accordance

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herewith as if such dividends shall have accrued on such shares of Series B-l
Stock, Series C-l Stock and Series D-l Stock since the date of issuance (as defined herein) of shares of Series B Stock, Series C Stock and Series D Stock exchanged therefor.

                    (ii) No dividend or other distribution (other than a dividend or distribution payable solely in Common Stock) shall be paid on or set apart for payment on the Series A-l Stock, Series B Stock, Series B-l Stock, Series C Stock, Series C-l Stock, Series D Stock, Series D-l Stock, Common Stock or other Junior Securities nor shall any payment be made on account of the purchase, redemption or retirement of any Series A-l Stock, Series B Stock, Series B-l Stock, Series C Stock, Series C-l Stock, Series D Stock, Series D-l Stock, Common Stock or other Junior Securities, unless all accrued and unpaid dividends on the Series E Stock and Series E-l Stock have been or contemporaneously are paid or set apart for payment in accordance herewith; and no dividend or other distribution (other than a dividend or distribution payable solely in Common Stock) shall be paid on or set apart for payment on the Series A-l Stock, Common Stock or other Junior Securities nor shall any payment be made on account of the purchase, redemption or retirement of any Series A-l Stock, Common Stock or other Junior Securities, unless all accrued and unpaid dividends on the Senior Preferred Stock have been or contemporaneously are paid or set apart for payment in accordance herewith; provided, however, that (A) the Corporation may redeem Preferred Stock as provided in Section 3 below and (B) the Corporation may repurchase up to $250,000 in the aggregate of Common Stock owned by terminated employees, officers or directors of, or consultants to, the Corporation or its subsidiaries pursuant to agreements under which the Corporation or any such subsidiary has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment; and provided, further, that this restriction may be waived upon the written consent of the holders of at least a majority of the then outstanding shares of Series E Stock and Series E-l Stock voting together as a single class. A conversion of a convertible security which by its terms is convertible into Common Stock by the holder thereof shall not be deemed a purchase, redemption or retirement of the security so converted for purposes of this subsection l(a). No dividend shall be declared on any series of Preferred Stock ranking as to dividends on a parity with any other series of Preferred Stock unless there shall have been declared on all shares then outstanding of such series of Preferred Stock, like proportionate dividends, ratably, in proportion to the respective dividends payable in respect of each such series of Preferred Stock; and, notwithstanding any provision herein to the contrary, the holders of Series E Stock and Series E-l Stock shall be entitled to receive any dividends declared and paid with respect to the Common Stock, as if such holders' Series E Stock and Series E-l Stock had been converted into Common Stock as of the record date with respect to the payment of such dividend. In the event that the Corporation fails to pay the full dividends accrued on all outstanding shares of any series of Preferred Stock, any partial amounts which are paid as dividends by the Corporation with respect to such Preferred Stock shall be paid to the holders of such shares of Preferred Stock in proportion (as nearly as practicable) to the amount such holders would be entitled to receive if they were to be paid the full accrued and unpaid dividends on such Preferred Stock.

                    (iii) Any dividend which has been declared and is otherwise due and payable shall be paid, in the sole discretion of each holder of shares of Preferred

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Stock entitled to such dividend, (x) in cash, (y) in kind by issuing that number of additional shares of the same series of Preferred Stock (or fraction thereof) determined by dividing the amount of such dividend by the applicable Original Preferred Stock Issue Price or (z) by a combination of cash and such shares; provided, however, that, immediately prior to the consummation of any liquidation, dissolution or winding up of the Corporation (including, without limitation, any transaction deemed to be a liquidation, dissolution or winding up pursuant to subsection 2(h)) that reflects an aggregate value of the Corporation (as determined in good faith by the Board of Directors) in excess of $300 million, the right of a holder of Preferred Stock to elect to receive in kind any dividends that accrued prior to July 3, 2001 shall terminate and all such dividends shall be payable only in cash. The issuance of shares of such Preferred Stock, as the case may be, shall constitute full payment of the dividend otherwise payable in cash. Any such shares shall, upon issuance, be fully paid and non-assessable.

               (b) Notwithstanding any provision herein to the contrary, all accrued but unpaid dividends for all classes and series of Preferred Stock shall be cancelled upon the consummation of a firm commitment underwritten public offering of Common Stock yielding gross proceeds to the Corporation of not less than $25,000,000 and based upon a valuation of the Corporation immediately prior to such offering of not less than $255,000,000 (a "Qualified IPO").

               (c) For purposes of subsection l(a), unless the context requires otherwise, the term "distribution" shall include, without limitation, the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the Corporation for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

          2.   Liquidation Preference.

               (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, first, the holders of Series E Stock and Series E-1 Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any other series of Preferred Stock, Common Stock or any other Junior Securities by reason of their ownership thereof, an amount per share in cash equal to two (2) multiplied by the sum of (x) $0.31205 (as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events from and after the date of issuance of such shares, the "Original Series E/E-l Stock Issue Price") for each share of Series E Stock and Series E-1 Stock, plus (y) all accrued but unpaid dividends on each such share of Series E Stock and Series E-1 Stock, as the case may be, as of the date of such event computed in accordance with the terms hereof (that is two times (x + y)). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series E Stock and Series E-1 Stock pursuant to this Section 2(a) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series E Stock and Series E-1 Stock in

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proportion to the product of the liquidation preference of each such share and the number of such shares owned by each such holder.

               (b) Following completion of the distributions required by subsection (a) of this Section 2, if assets remain in the Corporation, the holders of Series D-l Stock, Series E Stock and Series E-l Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any other series of Preferred Stock (except as provided in subsection (a) of this Section 2), Common Stock or any other Junior Securities by reason of their ownership thereof, an amount per share in cash equal to (A) $0.31205 (as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events from and after the date of issuance of such shares, the "Original Series D-l Stock Issue Price") for each share of Series D-l Stock, plus all accrued but unpaid dividends on such shares of Series D-l Stock, as the case may be, as of the date of such event computed in accordance with the terms hereof (the aggregate amounts payable pursuant to subsection (b)(A) of this Section 2 are referred to herein as the "Series D-l Liquidation Payments") and (B) subject to Section 2(g) hereof, for the holders of Series E Stock and Series E-l Stock, on a pro rata basis, an amount calculated as follows:

      (Series D-l Liquidation Payments) - Series D - 1 Liquidation Payments
      ---------------------------------
      (1- Series E / E -1 Percentage )

For purposes hereof, "Series E/E-l Percentage" shall mean a fraction (x) the numerator of which shall be the number of shares of Series E Stock and Series E-l Stock held by all the holders of Series E Stock and Series E-l Stock (treating each such share of Series E Stock and Series E-l Stock on an as-converted to Common Stock basis) and (y) the denominator of which shall be the number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series D-l Stock, Series E Stock and Series E-l Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D-l Stock, Series E Stock and Series E-l Stock in proportion to the product of the liquidation preference of each such share (calculated in accordance with (A) and (B) above) and the number of such shares owned by each such holder.

               (c) Following completion of the distributions required by subsections (a) and (b) of this Section 2, if assets remain in the Corporation, the holders of Series B-l Stock, Series C-l Stock, Series E Stock and Series E-l Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any other series of Preferred Stock (except as provided in subsections (a) and (b) of this Section 2), Common Stock or any other Junior Securities by reason of their ownership thereof, an amount per share in cash equal to (A) $1.2708 (as adjusted for stock splits, stock dividends, combinations,

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recapitalizations and similar events from and after the date of issuance of such shares, the "Original Series B/C Stock Issue Price") for each share of Series
B-l Stock and Series C-l Stock, plus all accrued but unpaid dividends on such shares of Series B-l Stock or Series C-l Stock, as the case may be, as of the date of such event computed in accordance with the terms hereof (the aggregate amounts payable pursuant to subsection (c)(A) of this Section 2 are referred to herein as the "Series B-l/C-1 Liquidation Payments") and (B) subject to Section 2(g) hereof, for the holders of Series E Stock and Series E-l Stock, on a pro rata basis, an amount calculated as follows:

 (Series B -l/C - 1 Liquidation Payments) - Series B - 1/C Liquidation Payments
 ----------------------------------------
      (1- Series E / E -1 Percentage)

If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B-l Stock, Series C-l Stock, Series E Stock and Series E-l Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B-l Stock, Series C-l Stock, Series E Stock and Series E-l Stock in proportion to the product of the liquidation preference of each such share (calculated in accordance with (A) and (B) above) and the number of such shares owned by each such holder.

               (d) Following completion of the distributions required by subsections (a)-(c) of this Section 2, if assets remain in the Corporation, the holders of Series B Stock, Series C Stock, Series D Stock, Series E Stock and Series E-l Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A-l Stock, Common Stock or any other Junior Securities by reason of their ownership thereof, an amount per share in cash equal to (A) the Original Series B/C Stock Issue Price for each share of Series B Stock and Series C Stock, plus all accrued but unpaid dividends on such shares of Series B Stock or Series C Stock, as the case may be, as of the date of such event computed in accordance with the terms hereof, (B) $19.33 (as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events from and after the date of issuance of such shares, the "Original Series D Stock Issue Price") for each share of Series D Stock, plus all accrued but unpaid dividends on such shares of Series D Stock as of the date of such event computed in accordance with the terms hereof (the aggregate amounts payable pursuant to subsections (d)(A) and (B) of this Section 2 are referred to herein as the "Series B/C/D Liquidation Payments") and (C) subject to Section 2{g) hereof, for the holders of Series E Stock and Series E-l Stock, on a pro rata basis, an amount calculated as follows:

  (Series B /C /D Liquidation Payments) - Series B / C/ D Liquidation Payments
  ------------------------------------
     (1- Series E / E -1 Percentage)

If, upon occurrence of such event, the assets and funds thus distributed among the holders of the Series B Stock, Series C Stock, Series D Stock, Series E Stock and Series E-l Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then

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the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Stock, Series C Stock, Series D Stock, Series E Stock and Series E-l Stock in proportion to the product of the liquidation preference of each such share (calculated in accordance with (A)-(C) above) and the number of such shares owned by each such holder.

               (e) Following completion of the distributions required by subsections (a)-(d) of this Section 2, if assets remain in the Corporation, the holders of Series A-l Stock, Series E Stock and Series E-1 Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or any other Junior Securities by reason of their ownership thereof, an amount per share in cash equal to (A) $1.1857742 (as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events from and after the date of issuance of such shares, the "Original Series A-l Stock Issue Price") for each share of Series A-l Stock, plus all accrued but unpaid dividends on such share of Series A-l Stock as of the date of such event computed in accordance with the terms hereof (the aggregate amount payable pursuant to subsection (e)(A) of this Section 2 is referred to herein as the "Series A-l Liquidation Payment") and (B) subject to Section 2(g) hereof, for the holders of Series E Stock and Series E-l Stock, on a pro rata basis, an amount calculated as follows:

     (Series A- 1 Liquidation Payments) - Series A - 1 Liquidation Payments
     ---------------------------------
       (1- Series E / E -1 Percentage)

If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A-l Stock, Series E Stock and Series E-l Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A-l Stock, Series E Stock and Series E-l Stock in proportion to the product of the liquidation preference of each such share (calculated in accordance with (A) and (B) above) and the number of such shares owned by each such holder. The term "Original Preferred Stock Issue Price" shall mean with respect to (i) the Series E Stock and Series E-l Stock, the Original Series E/E-l Stock Issue Price, (ii) the Series D-l Stock, the Original Series D-l Stock Issue Price, (iii) the Series D Stock, the Original Series D Stock Issue Price, (iv) the Series B Stock, Series B-l Stock, Series C Stock and Series C-l Stock, the Original Series B/C Stock Issue Price and (v) the Series A-l Stock, the Original Series A-l Stock Issue Price.

               (f) Following completion of the distributions required by subsections (a)-(e) of this Section 2, if assets remain in the Corporation, the holders of Series A-l Stock, Series E Stock, Series E-l Stock and Common Stock shall be entitled to receive (i) subject to Section 2(g), for each share of Series E Stock and Series E-l Stock, on a pro rata basis, the product of (x) the aggregate amount of assets and funds of the Corporation available for distribution, multiplied by (y) the Series E/E-l Percentage and (ii) in the case of the holders of Series A-l Stock and Common Stock, all such remaining assets or surplus funds on a pro rata as-converted to Common Stock basis, until the holders of the Series A-l Stock shall have received an aggregate of three (3) times

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the Original Series A-l Stock Issue Price for each share of Series A-l Stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A-l Stock, Series E Stock, Series E-1 Stock and Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A-l Stock, Series E Stock, Series E-1 Stock and Common Stock in proportion to the product of the liquidation preference of each such share (calculated as set forth above in this subsection (f)) and the number of such shares owned by each such holder. If assets or surplus funds remain in the Corporation after payment of the distributions described above, the holders of Common Stock shall be entitled to all such remaining assets or surplus funds on a pro rata basis.

               (g) Notwithstanding any provision herein to the contrary, the Corporation shall not make any distribution to the holders of Series E Stock and Series E-1 Stock after the holders of Series E Stock and Series E-1 Stock shall have received an aggregate of seven (7) times the Original Series E/E-l Issue Price for each share of Series E Stock and Series E-1 Stock.

               (h) For purposes of this Section 2, (i) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which either (A) the outstanding Common Stock is exchanged for other securities or consideration or
(B) the Corporation shall not be the continuing or surviving entity of such consolidation, merger or reorganization, (ii) unless the holders of a majority of each of the outstanding shares of (w) the Series B Stock, Series B-l Stock, Series C Stock and Series C-l Stock, voting together as a single class, (x) the Series A-l Stock, voting as a single class, (y) the Series D Stock and Series D-l Stock, voting together as a single class and (z) the Series E Stock and Series E-1 Stock, voting together as a single class, otherwise agree, any transaction or series of related transactions as a result of which securities representing in excess of 50% of the Corporation's voting power are transferred and/or issued or (iii) any sale or transfer of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2.

               (i) In the event that, prior to or contemporaneously with the closing of a transaction described in subsection 2{h), the cash distributions required by subsections 2(a)-(f) have not been made, the Corporation shall forthwith either:

                    (i) cause such closing to be postponed until such time as such cash distributions have been made or contemporaneously will be made, or

                    (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 4(j) hereof.

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               (j) In the event the Corporation shall propose to take any action regarding the liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the value of the assets to be distributed to the holders of shares of Preferred Stock shall be determined in good faith by the consent or vote of the Board of Directors
(unless the holders of a majority of each of (w) the Series A-l Stock, voting as a single class, (x) the Series B Stock, Series B-l Stock, Series C Stock and Series C-1 Stock, voting together as a single class, (y) the Series D Stock and Series D-l Stock, voting together as a single class and (z) the Series E Stock and Series E-l Stock, voting together as a single class, shall contest any such determination), and such determination shall be binding upon the holders of the Preferred Stock and Common Stock, except that any securities distributed shall be valued as follows:

               (I) Securities not subject to investment letter or other similar restrictions on free marketability:

                    (i) if traded on a national securities exchange or the NASDAQ National Market System, the value shall be deemed to be the average of the security's closing prices on such exchange over the thirty (30) day period ending two (2) days prior to the closing;

                    (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending two (2) days prior to the closing; and

                    (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the consent or vote of the Board of Directors and such determination shall be binding upon the holders of the Preferred Stock and Common Stock (unless the holders of a majority of each of (w) the Series A-l Stock, voting as a single class, (x) the Series B Stock, Series B-l Stock, Series C Stock and Series C-l Stock, voting together as a single class, (y) the Series D Stock and Series D-l Stock, voting together as a single class and (z) the Series E Stock and Series E-l Stock, voting together as a single class, shall contest any such determination).

               (II) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in clauses
(I)(i), (ii) or (iii) to reflect the approximate fair market value thereof, as determined in good faith by the consent or vote of the Board of Directors.

          3.   Redemption

               (a) At any time after the earlier of (i) the closing date of the Corporation's initial sale of its Common Stock in a public offering (the "First Public Offering") pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") (the date of such closing is hereinafter referred to as the "Optional Initial Redemption Date"), or (ii) May 30, 2006, upon election (the

"Redemption Election") by the holders of a majority of the outstanding shares of the Series E Stock and Series E-l Stock, voting together as a single class, the Corporation shall redeem all shares of Series E Stock and Series E-l Stock in three (3) equal annual installments on the 45th day (the "Investor Initial Redemption Date") following the date of delivery of the Redemption Election to the Corporation and on the first and second anniversaries of such Investor Initial Redemption Date, by paying the Redemption Price (as defined in subsection 3(h) hereof) therefor (unless such Investor Initial Redemption Date or such first or second anniversary is not a business day in New York, in which event the redemption shall be made on the next business day), unless such redemption has otherwise previously occurred pursuant to Section 2 above or subsection 3(f) below; and provided, further, that in the case of a Redemption Election pursuant to subsection 3(a)(i) above, such Redemption Price shall be paid in full on the Optional Initial Redemption Date. Any holder of Preferred Stock may, but shall not be obligated to, accept any redemption offer under this subsection 3(a) in whole or in part. The Corporation shall not redeem any other class or series of stock prior to the redemption in full of the Series E Stock and Series E-l Stock.

               (b) At any time after the redemption in full of the Series E Stock and Series E-l Stock and after the earlier of (i) the Optional Initial Redemption Date, or (ii) May 30, 2006, in the case of a Redemption Election by the holders of a majority of the outstanding shares of (x) the Series B Stock and Series B-l Stock, voting separately as a class, (y) the Series C Stock and Series C-1 Stock, voting separately as a class or (z) the Series A-l Stock, voting separately as a class, as the case may be, the Corporation shall redeem all shares of Series B Stock and Series B-l Stock, Series C Stock and Series C-l Stock or Series A-l Stock, as the case may be, in three (3) equal annual installments on the 45th day (the "ABC Investor Initial Redemption Date") following the date of delivery of the Redemption Election to the Corporation and on the first and second anniversaries of such ABC Investor Initial Redemption Date, by paying the Redemption Price therefor (unless such ABC Investor Initial Redemption Date or such first or second anniversary is not a business day in New York, in which event the redemption shall be made on the next business day), unless such redemption has otherwise previously occurred pursuant to Section 2 above or subsection 3(f) below, provided, further, that in the case of a Redemption Election pursuant to subsection 3(b)(i) above, such Redemption Price shall be paid in full on the Optional Initial Redemption Date. An Investor Initial Redemption Date or ABC Investor Initial Redemption Date, as the case may be, and the first and second anniversaries thereof, are sometimes referred to herein as an "Investor Redemption Date." The payment required to be made by the Corporation on the ABC Investor Initial Redemption Date pursuant to a redemption to be effected under this subsection 3(b)(ii) may, at the election of the Corporation, be deferred, but in no event shall any such deferment extend beyond the first anniversary of the ABC Investor Initial Redemption Date, and during such deferment period each share of Series A-l Stock, Series B Stock and Series B-l Stock or Series C Stock and Series C-1 Stock, as applicable, required to have been redeemed on the ABC Investor Initial Redemption Date shall continue to accrue dividends as provided herein except such dividends shall accrue at a rate per annum of 14%. Any holder of Preferred Stock having redemption rights hereunder may, but shall not be obligated to, accept any redemption offer under this subsection 3(b) in whole or in part.

               (c) Notwithstanding any provision in this Section 3 to the contrary, on each Investor Redemption Date, each holder of outstanding shares of
(i) Series E Stock and Series E-l Stock shall be entitled to receive for each share of Series E Stock and Series E-l Stock then held by such holder, prior and in preference to any payment made to any holder of any other series of Preferred Stock in respect of the Redemption Price therefor, payment in cash of the Series E/E-l Stock Redemption Price (as defined below) or (ii) Senior Preferred Stock (other than the Series E Stock and Series E-l Stock), after the redemption in full of the Series E Stock and Series E-l Stock, shall be entitled to receive for each share of Senior Preferred Stock (other than the Series E Stock and Series E-l Stock) then held by such holder, prior and in preference to any payment made to any holder of Series A-l Stock in respect of the Series A-l Stock Redemption Price (as defined below), payment in cash of the Series B/C Stock Redemption Price (as defined below), as applicable, in respect of all shares of Senior Preferred Stock (other than the Series E Stock and Series E-l Stock), as the case may be, included in the Response (as defined below in subsection 3(e)) of such holder; provided, however, the Corporation shall not make any offer to redeem any shares of Series A-l Stock, and no holder of Series A-l Stock may elect to have its shares of Series A-l Stock redeemed by the Corporation, unless holders of a majority of the outstanding shares of both Series B Stock, Series B-l Stock, Series C Stock and Series C-l Stock have elected to require the Corporation to redeem the Senior Preferred Stock in accordance with subsection 3(b). Notwithstanding anything contained in subsection (a) or (b) above or in this subsection (c) and for the avoidance of doubt, in the event of the occurrence of an Automatic Conversion Event (as defined below), shares of Series A-l Stock, Series C Stock, Series C-1 Stock, Series E Stock and Series E-l Stock shall automatically convert in accordance with the provisions of subsection 4(b) below and the provisions of this subsection 3(c) shall no longer apply.

               (d) At least thirty (30) but no more than sixty (60) days prior to each Investor Redemption Date, the Corporation shall mail written notice, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A-l Stock, Series B Stock, Series B-l Stock, Series C Stock, Series C-l Stock, Series E Stock or Series E-l Stock at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, notifying such holder of the option of such holder to have such Preferred Stock redeemed, specifying the number of shares which may be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and such other information as the Corporation may deem advisable to provide regarding the option of such holder to have such Preferred Stock redeemed (the "Investor Redemption Notice"). Subject to subsection 3(c), in the event the Corporation is lawfully able to redeem only part of the then outstanding Preferred Stock or the relevant series thereof (a "Partial Redemption"), then the holders of the Series A-l Stock, Series B Stock, Series B-l Stock, Series C Stock, Series C-l Stock or Series E Stock or Series E-l Stock who accept any such redemption offer shall be entitled to elect to have their shares redeemed ratably, in proportion to the product of the Original Preferred Stock Issue Price of each such share and the number of such shares owned by each such holder; provided that the Corporation shall redeem any remaining shares of such Preferred Stock from those holders who accepted any such redemption offer on the first date that it may lawfully do so.

               (e) Within fifteen (15) days after the Corporation gives an Investor Redemption Notice, each holder of the Series A-l Stock, Series B Stock, Series B-l Stock, Series C Stock, Series C-l Stock, Series E Stock or Series E-l Stock desiring to have shares redeemed shall mail to the Corporation at its then principal office, first class postage prepaid, a response specifying whether and to what extent such holder elects to have shares redeemed (the "Response"). Any holders of shares of such Preferred Stock who fail to provide their Response in a timely manner or who elect not to have their shares redeemed shall not be eligible to have such shares redeemed until the next applicable Redemption Date.

               (f) At any time and from time to time, from and after the Optional Initial Redemption Date and after the redemption in full of the Series E Stock and Series E-l Stock, the Corporation may, at its option, redeem, in whole or in part, all of the shares of the then outstanding Series B Stock and Series B-l Stock by paying the Redemption Price therefor hereof (unless the date on which such redemption is to be effected (such date the "Company Redemption Date") is not a business day in New York, in which event such redemption shall be made on the next business day), unless such redemption has otherwise previously occurred pursuant to Section 2 above or subsection 3(b) above. Notwithstanding any other provision hereof, any holder of Series B Stock or Series B-l Stock shall be obligated to accept any redemption offer under this subsection 3(f). Each of the Company Redemption Date, an Investor Redemption Date and an ABC Investor Initial Redemption Date (or the first or second anniversary date thereof) are sometimes referred to as the "Redemption Date:'

               (g) In the case of a redemption to be effected under subsection 3(f) above, at least thirty (30) but no more than sixty (60) days prior to the Company Redemption Date, the Corporation shall mail written notice, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Stock and Series B-l Stock at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, specifying the number of shares which are to be redeemed from such holder, the Company Redemption Date, the Redemption Price, the place at which payment may be obtained and such other information as the Corporation may deem advisable to provide to such holder.

               (h) The redemption price (the "Redemption Price") for each share of redeemable Preferred Stock will be in the case of (x) Series E Stock and Series E-l Stock, the Original Series E/E-1 Stock Issue Price plus any accrued but unpaid dividends on such share of Series E Stock and Series E-l Stock as of the applicable Redemption Date, computed in accordance with the terms hereof (the "Series E/E-1 Stock Redemption Price"), (y) Series B Stock, Series B-l Stock, Series C Stock and Series C-l Stock, the Original Series B/C Stock Issue Price plus any accrued but unpaid dividends on such share of Series B Stock, Series B-l Stock, Series C Stock and Series C-l Stock as of the applicable Redemption Date, computed in accordance with the terms hereof (the "Series B/C Stock Redemption Price") and (z) in the case of the Series A-l Stock, the Original Series A-l Stock Issue Price plus any accrued but unpaid dividends on such share of Series A-l Stock as of the applicable Redemption Date, in each case, computed in accordance with the terms hereof (the "Series A-l Stock Redemption Price"). The term "Redemption Price" shall mean when used in reference to the (x) Series E Stock and Series E-1 Stock, the Series E/E-l Stock Redemption Price, (y) Series B Stock, Series B-l Stock, Series C Stock and Series C-l Stock, the Series B/C Stock Redemption Price and
(z) Series A-l Stock, the Series A-l Stock Redemption Price. All Redemption Price payments shall be payable only in cash.

               (i) Three (3) days prior to the applicable Redemption Date, the Corporation shall deposit, subject to the limitations set forth in subsections 3(a) and 3(b), the Redemption Price for all outstanding shares of Preferred Stock designated for redemption in a timely made Response and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $500,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instructions and authority to such bank or trust company to pay, on and after the applicable Redemption Date, the Redemption Price of the shares of Preferred Stock so designated for redemption to the holders thereof upon surrender of their certificates. The balance of any monies deposited by the Corporation pursuant to this paragraph remaining unclaimed at the expiration of six (6) months following the applicable Redemption Date shall thereafter be returned to the Corporation, provided that the stockholder to whom such monies would be payable hereunder shall be entitled to receive such monies, but without interest after the applicable Redemption Date, upon proof of ownership of such shares of the Preferred Stock (and, in the case of the loss of a certificate by a non-institutional investor, furnishing any bond reasonably requested by the Corporation).

               (j) From and after the applicable Redemption Date for a series of Preferred Stock, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares of such series that are to be redeemed on such Redemption Date (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares on any Redemption Date are insufficient to pay in full the Redemption Price for the total number of shares to be redeemed on such date, those funds which are legally available will be used, subject to subsection 3(h), to redeem the maximum possible number of shares of Series E Stock, Series E-1 Stock, Series B Stock, Series B-l Stock, Series C Stock, Series C-l Stock or Series A-l Stock, as the case may be, to be redeemed on such Redemption Date, first, among the Series E Stock and, Series E-1 Stock to be redeemed on such Redemption Date, second, if funds remain available after redemption in full of the Series E Stock and Series E-1 Stock, ratably among such series of Preferred Stock (other than the Series E Stock and Series E-1 Stock) to be redeemed on such Redemption Date based upon the relative Original Preferred Stock Issue Price of such series and, third, ratably among the holders of the shares within each series to be redeemed based upon the relative number of shares held by each holder. The shares of Series E Stock, Series E-1 Stock, Series B Stock, Series B-l Stock, Series C Stock, Series C-l Stock or Series A-l Stock, as the case may be, not redeemed shall remain outstanding and entitled to all the rights, privileges and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series E Stock, Series E-1 Stock, Series B Stock, Series B-l Stock, Series C Stock, Series C-l Stock or Series A-l Stock, as the case may be, such funds will immediately be used, subject to subsection 3(h), to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date, but which it has not redeemed.

          4- Conversion. The holders of Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) Right to Convert. Subject to the provisions relating to automatic conversion set forth in subsection 4(b) below, each share of Series A-1 Stock, Series C Stock, Series C-l Stock, Series D Stock, Series D-l Stock, Series E Stock and Series E-l Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Preferred Stock Issue Price for such shares by the "Conversion Price" at the time in effect for such share, and any accrued and unpaid dividends on any such Preferred Stock shall be similarly converted into fully paid and non-assessable shares of Common Stock as determined by dividing the amount of such dividends by the same Conversion Price. Except as provided in the following sentence, the initial Conversion Price per share for shares of Convertible Preferred Stock shall be the Original Preferred Stock Issue Price thereof; provided, however, that such Conversion Price shall be subject to adjustment as provided hereinafter; provided, further, that notwithstanding anything herein to the contrary, for purposes of calculating an entitlement to and the magnitude of an antidilution adjustment under subsection 4(d) hereof, the initial Conversion Price for shares of the Series C Stock and Series C-l Stock shall be $2.5416 (as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events from and after July 3, 2001).

               (b) Automatic Conversion. Each share of (x) Series A-l Stock, Series C Stock, Series C-l Stock Series D Stock, Series D-l Stock, Series E Stock and Series E-l Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price then in effect immediately upon a Qualified IPO and (y) Series E Stock and Series E-l Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price then in effect immediately upon the vote of a majority interest of the holders of the Series E Stock and Series E-l Stock, voting together as a single class, and the vote of two (2) members of the Board of Directors designated by EnerTech Capital Partners II L.P. and/or its affiliates ("EnerTech") (each of (x) and (y) an "Automatic Conversion Event").

               (c) Mechanics of Conversion.

                    (i) Each conversion of shares of Convertible Preferred Stock into Common Stock of the Corporation shall be effected by the surrender of the certificate(s) evidencing the shares of the class of Convertible Preferred Stock to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of such class of capital stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, (i) stating that the holder desires to convert the Converting Shares or a specified number of such Converting Shares, evidenced by such certificate(s) into shares of Common Stock and (ii) giving the name(s) (with addresses) and denominations in which the certificate(s) evidencing such Common Stock shall be issued, and instructions for the delivery thereof. Upon receipt of the notice described in the immediately preceding sentence, together with the certificate(s) evidencing the Converting Shares, the Corporation shall be obligated to, and shall, issue and deliver in accordance with such instructions the certificate(s) evidencing the Common Stock issuable upon such conversion and a certificate (which shall contain such legends, if any, as were set forth on the surrendered certificate(s)) representing any shares which were represented by the certificate(s) surrendered to the Corporation in connection with such conversion but which were not Converting Shares and, therefore, were not converted. In the event that any shares of Preferred Stock are converted pursuant to subsection 4(a) above, such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate(s) shall have been surrendered and such written notice shall have been received by the Corporation, and at such time the rights of the holder of such Converting Shares as such holder shall cease, and the person(s) in whose name or names any certificate(s) evidencing the Common Stock are to be issued upon such conversion shall be deemed to have become the holder(s) of record of such Common Stock. In the event that any shares of Preferred Stock are converted pursuant to subsection 4(b) above, such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date of consummation of an Automatic Conversion Event, and at such time the rights of the holder of such Converting Shares as such holder shall cease, and the person(s) in whose name or names any certificate(s) evidencing the Common Stock are to be issued upon such conversion shall be deemed to have become the holder(s) of record of such Common Stock.

                    (ii) Upon the issuance of the Common Stock in accordance with this Section 4, such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

                    (iii) If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Convertible Preferred Stock for conversion as permitted herein, be conditioned upon the closing of such underwritten sale of securities pursuant to such offering in which event the person(s) entitled to receive the shares of Common Stock issuable upon such conversion shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

                    (iv) In the event of the First Public Offering that is not a Qualified IPO, the Conversion Price applicable to the Series D-1 Stock, Series E Stock and Series E-l Stock shall automatically adjust such that it is no more than one-half of the per share public offering price of the Common Stock for such First Public Offering; provided, however, that if the per share offering price of the Common Stock is not less than two times the Original Series D-1 Stock Issue Price, in the case of the Series D-1 Stock, or the Original Series E/E-1 Stock Issue Price, in the case of the Series E Stock and Series E-l Stock, there shall be no adjustment pursuant to this subsection (iv).

               (d) Adjustments to Conversion Price for Certain Diluting Issues.

                    (i) Special Definitions. For purposes of this subsection 4(d), the following definitions shall apply:

                         (1) "Options" shall mean rights, options or warrants to
subscribe for, purchase or otherwise acquire either Common Stock or "Convertible Securities" (as defined below).

                         (2) "Original Issue Date" shall mean the date on which
a share of Convertible Preferred Stock is First issued.

                         (3) "Convertible Securities" shall mean any evidence of
indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

                         (4) "Additional Common Stock" shall mean all Common
Stock issued (or, pursuant to subsection 4(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than Common Stock issued or issuable;

                              (A) upon conversion of the Convertible Securities;

                              (B) to officers, directors, employees, advisors
and consultants of the Corporation pursuant to stock, option and employee purchase plans or arrangements approved by the Board of Directors, up to a maximum of 59,014,933 shares of Common Stock (as such number may be appropriately adjusted for stock splits, stock combinations, stock dividends, recapitalizations, reclassifications and the like);

                              (C) 2,719,848 shares of Common Stock and 6,146,098
shares of Preferred Stock, in each case issuable pursuant to outstanding warrants (as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events from and after the date of issuance of such warrants);

                              (D) securities of the Corporation issued pursuant
to the bona fide acquisition of another corporation by the Corporation or by another corporation of the Corporation whether by merger, consolidation, purchase or sale of substantially all of the assets or securities, exchange of securities or other reorganization whereby the Corporation owns not less than fifty-one percent (51%) of the voting power of such other corporation or such other corporation owns not less than fifty-one percent (51%) of the voting power of the Corporation;

                              (E) shares of Common Stock or Preferred Stock
issued in connection with lease lines, bank financing or other similar financing transactions that are approved by the Board of Directors;

                              (F) securities of the Corporation offered to the
public pursuant to a bona fide public offering;

                              (G) shares of Common Stock or Preferred Stock
issued in connection with any stock split, stock dividend, or recapitalization by the Corporation;

                              (H) for which adjustment of the Conversion Price
of the Convertible Preferred Stock is made pursuant to subsection 4(e); or

                              (I) in connection with the issuance of up to
43,000,000 shares of Series E-l Stock (as adjusted for stock spits, stock dividends, combinations, recapitalizations and similar events from and after the date of issuance).

                    (ii) No Adjustment of Conversion Price, Notwithstanding any other provision of this Certificate of Incorporation, no adjustment in the Conversion Price of a share of Convertible Preferred Stock shall be made in respect of the (A) issuance of Additional Common Stock unless the consideration per share (determined pursuant to subsection 4(d)(v) hereof) for a share of Additional Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for such share of Convertible Preferred Stock in effect on the date of, and immediately prior to, such issue or (B) the designation of the Original Series E/E-l Stock Issue Price or the Original Series D-l Stock Issue Price set forth in this Certificate of Incorporation.

                    (iii) Deemed Issue of Additional Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Stock, subject to the limitations of subsection 4(d)(i)(4)(A-I), issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subsection 4(d)(v) hereof) of such Additional Common Stock would be less than the Conversion Price of any share of Convertible Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided, further, that in any such case in which shares of Additional Common Stock are deemed to be issued:

                         (1) no further adjustments in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (2) if such Options or Convertible Securities by their
terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (including any such increase or decrease under or by reason of provisions designed to protect against dilution), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Convertible Preferred Stock);

                         (3) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                              (A) in the case of Convertible Securities or
Options for Common Stock, the only shares of Additional Common Stock issued were the Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Convertible Preferred Stock), and

                              (B) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to subsection 4(d)(v)(2)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Convertible Preferred Stock);

                         (4) no readjustment pursuant to clause (2) or (3)
immediately above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (a) such Conversion Price on the original adjustment date, or (b) such Conversion Price that would have resulted from any issuance of Additional Common Stock between the original adjustment date and such readjustment date; and

                         (5) in the case of any Options which expire by their
terms not more than 90 days after the date of issue thereof, no adjustment of a Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

                    (iv) Adjustment of Conversion Price Upon Issuance of Additional Common Stock. In the event the Corporation at any time after the Original Issue Date shall issue Additional Common Stock (including Additional Common Stock deemed to be issued pursuant to subsection 4(d)(iii) but subject to the limitations of subsection 4(d)(i)(4)(A-l)) without consideration or for a consideration per share less than the Conversion Price for the Convertible Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event such Conversion Price shall for (A) Convertible Preferred Stock (other than the Series E Stock, Series E-l Stock and Series D-l Stock) be reduced, concurrently with such issue, to a Conversion Price (calculated to the nearest hundredth of a cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Additional Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such shares of Additional Common Stock so issued; and provided, further, that, for the purposes of this subsection 4(d)(iv), all Common Stock issuable upon conversion of all outstanding Convertible Preferred Stock and all outstanding Convertible Securities, and upon exercise of all outstanding Options bearing an exercise price which is lower than the price at which the shares of Additional Common Stock were issued (or deemed to be issued), shall be deemed to be outstanding, and immediately after any shares of Additional Common Stock are deemed issued pursuant to subsection 4(d)(iii), such Additional Common Stock shall be deemed to be outstanding; and (B) Series D-l Stock, Series E Stock and Series E-l Stock be reduced, concurrently with such issue, to a Conversion Price (calculated to the nearest hundredth of a cent) equal to the consideration per share for which such Additional Common Stock is issued or deemed to be issued.

                    (v) Determination of Consideration. For purposes of this subsection 4(d), the consideration received by the Corporation for the issue of any Additional Common Shares shall be computed as follows:

                         (1) Cash and Property. Such consideration shall:

                              (A) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              (B) insofar as it consists of property other than
cash, be computed at the fair market value thereof at the time of such issue, as reasonably determined in good faith by the Board of Directors; and

                              (C) in the event shares of Additional Common Stock
are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as reasonably determined in good faith by the Board of Directors.

                         (2) Options and Convertible Securities. The
consideration per share received by the Corporation for shares of Additional Common Stock deemed to have been issued pursuant to subsection 4(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

                              (A) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                              (B) the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such options or conversion or exchange of such Convertible Securities.

               (e) Conversion Price Adjustments for Subdivisions. Combinations or Consolidations of Common Stock,

                    (i) In the event the Corporation should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Stock (hereinafter referred to as "Common Stock Equivalents"), without payment of any consideration by such holder for the additional Common Stock or the Common Share Equivalents (including the additional Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Convertible Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Convertible Preferred Stock shall be increased in proportion to such increase of outstanding Common Stock and shares issuable with respect to Common Share Equivalents.

                    (ii) If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding Common Stock, then, following the record date of such combination, the Conversion Price for the shares of Convertible Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (f) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Corporation or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(e)(i), the holders of the Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Shares into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution or if no such record date is fixed, as of the date such distribution is made.

               (g) Recapitalization. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4), provision shall be made so that the holders of the Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Convertible Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Convertible Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable. The Corporation shall not be a party to any merger, consolidation or recapitalization pursuant to which any holder of shares of Series C Stock or Series C-l Stock would be required to take (i) any voting securities which would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder or (ii) any securities convertible into voting securities which if such conversion took place would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder, other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation.

               (h) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred Stock against impairment.

               (i) No Fractional Shares and Certificate as to Adjustments.

                    (i) Fractional Shares. In lieu of any fractional shares to which the holder of Convertible Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock, as determined in good faith by the Board of Directors. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Convertible Preferred Stock of each holder at the time converting into shares of Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Convertible Preferred Stock pursuant to this
Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(A) such adjustment and readjustment. (B) the Conversion Price of the applicable series of Convertible Preferred Stock at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Convertible Preferred Stock.

               (j) Notices of Record Date. In the event that the Corporation shall propose at any time: (A) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (B) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (C) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall mail to each holder of Preferred Stock:

                         (1) at least twenty (20) days' prior written notice of
the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in (B) and (C) above; and

                         (2) in the case of the matters referred to in (B) and
(C) above, written notice of such impending transaction not later than twenty
(20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the occurrence of such event) and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten
(10) days after the Corporation has given notice of any material changes provided for herein.

               (k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the shares of the Convertible Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Convertible Preferred Stock, in addition to such other remedies as shall be available to the holders of such Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purposes.

               (l) Notices. Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Convertible Preferred Stock shall be deemed given: (i) upon personal delivery to the party to be notified,
(ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of this Corporation.

               (m) Taxes and Costs. The issue of certificates evidencing shares of Common Stock upon conversion of shares of Convertible Preferred Stock in accordance with the terms provided herein shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares of Convertible Preferred Stock so converted.

          5.   Voting Rights.

               (a) Except as otherwise required by law and as provided in subsection 5(b) below with respect to the election of directors, the holder of each share of (x) Convertible Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Convertible Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share) and
(y) Series B Stock and Series B-l Stock shall have the right to one vote per share, and, in each case, with respect to such vote such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the by-laws of the Corporation (the "By-Laws"), and shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any question or matter upon which holders of Common Stock have the right to vote.

               (b) The authorized number of directors of the Corporation shall be nine (9). For so long as any shares of Series A-l Stock are outstanding, the holders of shares of Series A-l Stock, voting as a separate class, shall be entitled to designate two (2) directors of the Corporation, one of whom shall be an outside director; provided, however, that such outside director shall be approved in writing by the holders of the majority of Series B Stock, Series B-l Stock, Series C Stock and Series C-l Stock, voting together as a single class. For so long as any shares of Series B Stock, Series B-l Stock, Series C Stock, Series C-l Stock, Series D Stock, Series D-l Stock, Series E Stock or Series E-1 Preferred Stock are owned by J.P. Morgan Partners (23A SBIC LLC) and/or its affiliates ("J.P. Morgan"), J.P. Morgan shall be entitled to elect one (1) director of the Corporation. For so long as any shares of Series E Stock or Series E-l Preferred Stock are outstanding, the holders of shares of Series E Stock and Series E-l Stock, voting together as a separate class, shall be entitled to elect one (1) director of the Corporation, who shall be an outside director. The holders of the majority in interest of the shares of Common Stock, Series A-l Stock, Series B Stock, Series B-l Stock, Series C Stock, Series C-l Stock, Series D Stock, Series D-l Stock, Series E Stock and Series E-l Stock, voting together as a single class, shall be entitled to elect one (1) director of the Corporation. For so long as any shares of Series E Stock or Series E-l Preferred Stock are outstanding and owned by EnerTech, two (2) directors of the Corporation shall be designated by EnerTech. At any time during which the Corporation shall have a Chief Executive Officer (any person acting as Chief Executive Officer or otherwise serving as such in a temporary capacity shall not be deemed a Chief Executive Officer for purposes hereof), such Chief Executive Officer shall be a director of the Corporation. For as long as Anthony L. Craig serves as Chairman of the Board of Directors, Mr. Craig shall be a director of the Corporation. In the case of any vacancy in the office of a director elected pursuant to the provisions of preceding sentences of this subsection (b), such vacancy shall be filled by a designee of the entity or group that had designated or was entitled to designate the director whose position has become vacant, to fulfill the unexpired term of such position, by the affirmative vote (to the same extent as the vote required to designate any new director pursuant to the provisions of the preceding sentences of subsection (b)) at a special meeting duly called or by an action by written consent for that purpose or, in the absence of action by such group or entity, by action of the remaining directors. Any director who shall have been elected by the pursuant to the provisions of the preceding sentences of this subsection (b) may be removed from the Board of Directors during such director's term of office (with or without cause) only by the affirmative vote (to the same extent as the vote required to designate such director pursuant to the provisions of the preceding sentences of subsection
(b)) at a special meeting duly called or by an action by written consent for that purpose with a subsequent written request for such removal given to the Corporation. Such removal shall be effected upon the affirmative vote or action by written consent of holders of a majority of the then outstanding shares of Preferred Stock and/or Common Stock, as applicable, and each holder of shares of such voting stock hereby agrees to vote (or cause to be voted) all such shares then owned or held of record by him, or to take action by written consent, to effect such removal. Notwithstanding the foregoing, any director (regardless of how designated) may be removed for cause, and the stockholders of the Corporation shall vote or take action by written consent to effect such removal upon a determination by the Board of Directors that such cause exists.

               (c) Notwithstanding any provision herein or otherwise to the contrary, upon the consummation by the Corporation of a Qualified IPO, the provisions of subsection (b) of this Section 5 (other than the first sentence of such subsection) shall terminate and be of no further force or effect.

          6.   Protective Provisions.

               (a) In addition to any other rights provided by law or this Certificate of Incorporation, subject to subsection 6(d) below, so long as any shares of Series B Stock, Series B-l Stock, Series C Stock, Series C-l Stock, Series D Stock, Series D~l Stock, Series E Stock or Series E-l Stock, in any case, with an aggregate Original Stock Issue Price of not less than $2,500,000, are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of the Series B Stock, Series B-l Stock, Series C Stock, Series C-l Stock, Series D Stock, Series D-l Stock, Series E Stock and Series E-l Stock (voting together as one class):

                    (i) issue equity securities of any kind in the Corporation or any of its subsidiaries or options, warrants or other rights to purchase or other securities exchangeable for or convertible into equity securities of the Corporation or any of its subsidiaries (including, without limitation, any increase in the number of shares subject to issuance under the Corporation's 1997 Stock Incentive Plan, or under any similar plan) other than equity securities of the Corporation or other securities exchangeable for or convertible into equity securities of the Corporation or any other similar rights or securities which if issued, exchanged, converted or granted (after obtaining any relevant corporate or stockholder approval thereof), would not constitute "Additional Common Stock" pursuant to subsections 4(d)(i)(4)(A-I) hereof;

                    (ii) incur any indebtedness for borrowed money which, when combined with all other then outstanding indebtedness for borrowed money of the Corporation, exceeds $25,000,000 in aggregate principal amount;

                    (iii) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of capital stock of the Corporation other than a redemption of shares of Preferred Stock in accordance with the terms of the Preferred Stock; provided, however, that this restriction shall not apply to the repurchase of up to $250,000 in the aggregate of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment;

                    (iv) pay any dividends or make any distributions with respect to the capital stock of the Corporation;

                    (v) increase or decrease (except pursuant to Section 7 hereof) the total number of authorized shares of Series B Stock, Series B-l Stock, Series C Stock or Series C-l Stock;

                    (vi) sell, convey or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of;

                    (vii) dissolve, liquidate or wind up the Corporation;

                    (viii) change the number of authorized members of the Board of Directors to a number other than nine;

                    (ix) create any subsidiary that is not wholly-owned, directly or indirectly, by the Corporation or permit any subsidiary of the Corporation to issue any membership or equity interests other than to the Corporation or any subsidiary of the Corporation;

                    (x) amend the By-Laws or this Certificate of Incorporation, other than an amendment to the Certificate of Incorporation pursuant to Section 7 hereof to reflect a reduction in the Corporation's authorized capital stock; or

                    (xi) do any act or thing (including without limitation any reporting for tax purposes or otherwise) which would result in taxation of the holders of shares of Senior Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

          As used in subsection 6(a)(ii) above and subsection 6(c)(vi) below, "indebtedness for borrowed money" means with respect to the Corporation or any of its subsidiaries, all indebtedness in respect of money borrowed, including without limitation all capital leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business, and all guarantees and similar contingent obligations.

               (b) In addition to any other rights provided by law or this Certificate of Incorporation, subject to subsection 6(d) below, so long as any shares of Series A-l Stock with an aggregate Original Stock Issue Price of not less than $1,500,000 are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of Series A-l Stock:

                    (i) alter or change the rights, preferences, privileges, or restrictions of the shares of Series A-l Stock so as to affect such shares adversely;

                    (ii) increase or decrease (other than by conversion) the total number of authorized shares of Series A-l Stock;

                    (iii) create any new class or series of stock or any other securities convertible into equity securities of the Corporation having a preference or priority over (including securities having rights similar to those granted under this paragraph), or being on a parity with, the Series A-1 Stock with respect to voting, dividends, or upon liquidation, dissolution or winding up (including, without limitation, any transaction deemed to be a liquidation, dissolution or winding up pursuant to subsection 2(h));

                    (iv) redeem, purchase or otherwise acquire any share or shares of Common Stock of the Corporation; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events such as termination of employment;

                    (v) sell, convey or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of;

                    (vi) dissolve, liquidate or wind up the Corporation;

                    (vii) pay or declare any dividend on any Common Stock or Junior Securities;

                    (viii) increase the number of shares subject to issuance under the Corporation's 1997 Stock Incentive Plan, or authorize any similar plan;

                    (ix) change the number of authorized members of the Board of Directors to a number other than nine (9); or

                    (x) amend this Certificate of Incorporation in a manner which materially and adversely changes the rights, preferences or privileges of the Series A-l Stock.

               (c) In addition to any other rights provided by law or this Certificate of Incorporation, subject to subsection 6(d) below, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of Series E Stock and Series E-l Stock (voting together as one class):

                    (i) alter or change the rights, preferences, privileges, or restrictions of the shares of Series E Stock or Series E-l Stock so as to affect such shares adversely;

                    (ii) increase or decrease (except pursuant to or in connection with a liquidation, dissolution or winding up of the Corporation or pursuant to Section 7 hereof) the total number of authorized and/or issued shares of Series E Stock or Series E-l Stock;

                    (iii) authorize or issue additional shares of Common Stock allocated to employees under plans approved by the Board of Directors;

                    (iv) authorize, issue or re-classify any class of securities or create any new class or series of stock or any other securities convertible into equity securities of the Corporation, such that such securities would have a preference or priority over (including securities having rights similar to those granted under this paragraph), or being on a parity with, the Series E Stock and Series E-l Stock with respect to voting, dividends, redemption or upon liquidation, dissolution or winding up (including, without limitation, any transaction deemed to be a liquidation, dissolution or winding up pursuant to subsection 2(h));

                    (v) liquidate or dissolve; acquire or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation); or engage in any transaction involving the bona fide acquisition of another corporation by the Corporation or by another corporation of the Corporation whether by merger, consolidation, purchase or sale of substantially all of the assets or securities, exchange of securities or other reorganization whereby the Corporation owns not less than fifty-one percent (51%) of the voting power of such other corporation or such other corporation owns not less than fifty-one percent (51 %) of the voting power of the Corporation;

                    (vi) incur any indebtedness which exceeds $25,000,000 in aggregate principal amount;

                    (vii) effect any fundamental change in the nature of the Corporation's business;

                    (viii) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of capital stock of the Corporation other than a redemption of shares of Series E Stock or Series E-l Stock in accordance with the terms hereof; provided, however, that this restriction shall not apply to the repurchase of up to $250,000 in the aggregate of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment; or

                    (ix) amend the By-Laws or this Certificate of Incorporation, other than an amendment to the Certificate of Incorporation pursuant to Section 7 hereof to reflect a reduction in the Corporation's authorized capital stock.

               (d) Notwithstanding any provision herein or otherwise to the contrary, upon the consummation by the Corporation of the First Public Offering, the provisions of this Section 6 shall terminate and be of no further force or effect and the Corporation shall have no obligation to comply with any such provisions.

          7. Status of Converted or Redeemed Stock. In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so redeemed or converted shall be cancelled and shall not be issuable by the Corporation.

               (D) Rights. Preferences, Privileges and Restrictions of Common Stock The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as follows:

               1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefore, such dividends or other distributions as may be declared from time to time by the Board of Directors. No dividends or other distributions shall be declared or paid in shares of Common Stock or options, warrants or rights to acquire such stock or securities convertible into or exchangeable for shares of such stock, except dividends or other distributions payable ratably.

               2. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, the assets of the Corporation shall be distributed as provided in
Section 2 of Paragraph (C) of this Article FOURTH.

               3. Voting Rights. Except as otherwise provided in this Certificate of Incorporation or required by applicable law, the holder of each share of Common Stock shall have the right to one vote for each such share, shall be entitled to notice of any stockholders' meeting in accordance with the By-Laws, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

               4 Redemption. Common Stock is not redeemable, except at the option of the Corporation.

               FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for further definition, limitation and regulation of the powers of the Corporation and its directors and stockholders.

               (A) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

               (B) For so long as EnerTech holds shares of Series E Stock or Series E-l Stock, and the First Public Offering has not yet occurred, the Corporation shall not, without first obtaining the approval (by vote or written consent) of at least two (2) members of the Board of Directors designated by
EnerTech:

                    (i) amend the By-Laws or this Certificate of Incorporation;

                    (ii) liquidate or dissolve, acquire or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation); or engage in any transaction involving the bona fide acquisition of another corporation by the Corporation or by another corporation of the Corporation whether by merger, consolidation, purchase or sale of substantially all of the assets or securities, exchange of securities or other reorganization whereby the Corporation owns not less than fifty-one percent (51%) of the voting power of such other corporation or such other corporation owns not less than fifty-one percent (51%) of the voting power of the Corporation; provided, however, that such approval shall not be required in the event such transaction results in a distribution to the holders of Series E Stock and Series E-l Stock of an amount per share greater than three (3) times the Original Series E/E-l Stock Issue Price;

                    (iii) alter or change the rights, preferences, privileges, or restrictions of the shares of Series E Stock or Series E-l Stock so as to affect such shares adversely; or

                    (iv) authorize, issue or re-classify any class of securities or create any new class or series of stock or any other securities convertible into equity securities of the Corporation, such that such securities would have a preference or priority over, or being on a parity with, the Series E Stock or Series E-l Stock with respect to voting, dividends, redemption or upon liquidation, dissolution or winding up (including, without limitation, any transaction deemed to be a liquidation, dissolution or winding up pursuant to
Section 2(h) of Paragraph C of Article FOURTH).

               (C) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws; except where this Certificate of Incorporation or applicable law provides that stockholder consent is required.

               (D) Election of directors need not be by written ballot unless the By-Laws so provide.

               (E) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

               SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

               SEVENTH: No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation as a director serving on committees of the Board of Directors; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the GCL or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL hereafter is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the amended GCL. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any elimination or limitation on the personal liability of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

               EIGHTH: Whenever a compromise or arrangement is proposed between, the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

               This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the GCL.

               IN WITNESS WHEREOF, ARBJNET-THEXCHANGE, INC. has caused this Amended and Restated Certificate of Incorporation to be executed by its President and attested to by its Secretary on this 29th day of May 2003.

                                        ARBINET-THEXCHANGE, INC.


                                        By: /s/ J. Curt Hockemeier
                                           -------------------------------------
                                           Name: J. Curt Hockemeier
                                           Title: President and Chief
                                                  Executive Officer


Attest:


By:  /s/ Chi K. Eng
   --------------------------
   Name: Chi K. Eng
   Title: Secretary